UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  August 25, 2005

SKY PETROLEUM, INC. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

Suite 200 - 625 4th Ave. SW Calgary, Alberta, Canada T2P 0K2 (Address of Principal Executive Offices) (Zip Code)

(403) 265-3500
(Registrant’s Telephone Number, including Area Code)

108 Wild Basin Road
Austin, Texas 78746
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Independent Contractor Services Agreement and Confidentiality Agreement with James R. Screaton

        In connection with the appointment of Mr. James R. Screaton as Vice President, Finance and Chief Financial Officer of Sky Petroleum, Inc. (the “Company”) on August 25, 2005, the Company entered into an Independent Contractor Services Agreement and a Confidentiality Agreement, effective April 1, 2005, with Mr. Screaton. Under these agreements, Mr. Screaton will serve as the Company’s Vice President, Finance and Chief Financial Officer until July 31, 2006 at a salary of $500 per day on a per diem basis. Under the terms of the Confidential Agreement, Mr. Screaton is prohibited from disclosing certain confidential information with respect to the Company for a period of five years following the termination of the Independent Contractor Services Agreement. In connection with Mr. Screaton’s appointment as Vice President, Finance and Chief Financial Officer, the Company granted to Mr. Screaton options to purchase an aggregate of 400,000 shares of the Company’s common stock at exercise prices between US$0.50 and US$1.00.

        In connection with the appointment of Mr. Michael D. Noonan as Vice President, Corporate of Company on August 28, 2005, the Company entered into an Independent Contractor Services Agreement and a Confidentiality Agreement, effective April 1, 2005, with Mr. Noonan. Under these agreements, Mr. Noonan will serve as the Company’s Vice President, Corporate until July 31, 2006 at a base salary of US$10,000 per month. Under the terms of the Confidential Agreement, Mr. Noonan is prohibited from disclosing certain confidential information with respect to the Company for a period of five years following the termination of the Independent Contractor Services Agreement.

Adoption of Canadian Stock Option Plan

        On July 26, 2005, the Company’s sole director adopted, subject to receiving shareholder approval, the Sky Petroleum, Inc. Canadian Stock Option Plan (the “Canadian Plan”), effective as of April 1, 2005. The Canadian Plan authorizes the issuance of stock options to acquire up to 10% of the Company’s issued and outstanding shares of common stock. The purpose of the Canadian Plan is to aid the Company in retaining and attracting Canadian residents that are capable of enhancing the Company’s prospects for future success, to offer such personnel additional incentives to exert maximum efforts for the success of the Company’s business, and to afford such personnel an opportunity to acquire a proprietary interest in the Company through stock options. The Board of Directors or the Company’s Compensation Committee administers the Canadian Plan and determines the terms and conditions under which options to purchase shares of common stock of the Company may be awarded. The term of an option granted under the Canadian Plan cannot exceed seven years and the exercise price for options granted under the Canadian Plan cannot be less than the fair market value of the Company’s common stock on the date of grant.

Adoption of 2005 U.S. Stock Incentive Plan

        On August 25, 2005, the Company’s sole director adopted, subject to receiving shareholder approval, the Sky Petroleum, Inc. 2005 U.S. Stock Incentive Plan (the “U.S. Plan”). The U.S. Plan authorizes the issuance of stock options and other awards to acquire up to a maximum of 3,321,600 shares of the Company’s common stock (less the number of shares issuable upon exercise of options granted by us under all other stock incentive plans on the date of any grant under the U.S. Plan). The purpose of the U.S. Plan is to aid the Company in retaining and attracting non-Canadian personnel capable of enhancing the Company’s prospects for future success, to offer such personnel additional incentives to exert maximum efforts for the success of the Company’s business, and to afford such personnel an opportunity to acquire a proprietary interest in the Company through stock options and other awards. The U.S. Plan provides for the grant of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended), options that are not incentive stock options, stock appreciation rights and various other stock-based grants. The Board of Directors or a committee thereof administers the U.S. Plan and determines the terms and conditions under which options to purchase shares of common stock of the Company or other awards may be granted to eligible participants. The term of an incentive stock option granted under the U.S. Plan cannot exceed ten years and the exercise price for options granted under the U.S. Plan cannot be less than the fair market value of the Company’s common stock on the date of grant.

Contribution Agreement with Daniel F. Meyer

        In connection with the private placement financing described under Item 3.02 below, the Company and Daniel F. Meyer, the Company’s President, Secretary, Treasurer and sole director, entered into a Contribution Agreement, dated August 25, 2005, pursuant to which Mr. Meyer contributed 12,000,000 shares of the Company’s common stock as an additional capital contribution. The Company accepted Mr. Meyer’s capital contribution and the contributed shares were retired and restored to the status of authorized and unissued shares pursuant to section 78-283 of the Nevada Business Corporation Act. No consideration was paid to Mr. Meyer in connection with the contribution and cancellation of the shares.

Item 3.02. Unregistered Sale of Equity Securities

        On August 25, 2005, the Company accepted subscriptions to purchase 8,840,547 shares of unregistered common stock (the “Shares”) at a price of $0.80 per share from 106 investors for aggregate gross proceeds of approximately $7,072,438. Certain individuals served as placement agents for this offering and received payments equal to 10% of the funds raised by such placement agent. The Company believes that the offer and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of the exemptions from registration provided by Regulation S and Regulation D. The majority of the offers and sales of the Shares were made outside of the United States. Each U.S. investor has represented and warranted to the Company that such investor was an “accredited investor” as that term is defined in Rule 501 of Regulation D. The private placement was conducted without general solicitation or advertising. The subscribers were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make its investment decision, including the Company’s financial statements and reports filed pursuant to the Securities Exchange Act of 1934, as amended. The Company reasonably believed that the subscribers, immediately prior to offering the Shares, had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of their investment.

        On August 25, 2005, in connection with the appointment of James R. Screaton as the Company’s Vice President, Finance and Chief Financial Officer, the Company granted Mr. Screaton options to purchase 400,000 shares of common stock of which 133,333 are exercisable at $0.50 and vest on April 1, 2006, 133,333 are exercisable at $0.80 per share and vest on April 1, 2007 and 133,334 are exercisable at $1.00 per share and vest on April 1, 2008. The Company believes that the offer and sale of these shares is exempt from the registration requirements of the Securities Act by virtue of the exemption from registration provided by Regulation S because the offer and sale of the shares was not conducted in the United States and Mr. Screaton is not a U.S. Person (as defined in Regulation S).

        On July 26, 2005, in connection with the appointment of Donald C. Cameron as the Company’s Chief Executive Officer, the Company granted Mr. Cameron options to purchase 1,500,000 shares of common stock of which 500,000 are exercisable at $0.50 and vest on April 1, 2006, 500,000 are exercisable at $0.80 per share and vest on April 1, 2007 and 500,000 are exercisable at $1.00 per share and vest on April 1, 2008. The Company believes that the offer and sale of these shares is exempt from the registration requirements of the Securities Act by virtue of the exemption from registration provided by Regulation S because the offer and sale of the shares was not conducted in the United States, Mr. Cameron is not a U.S. Person (as defined in Regulation S).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On August 25, 2005, the sole director of the Company appointed Mr. Michael D. Noonan to serve as the Company’s Vice President, Corporate and Mr. James R. Screaton to serve as the Company’s Vice President, Finance and Chief Financial Officer.

        Mr. Noonan, 47, has more than 15 years of investor relations, corporate finance and corporate governance experience. Prior to joining the Company, Mr. Noonan worked for Forgent Networks since May, 2002 where he most recently served as the Senior Director of Investor Relations. Prior to working at Forgent, Mr. Noonan was employed for two years by Pierpont Communications, an investor and public relations firm, where he was a Senior Vice President. Mr. Noonan has also served as director of investor relations and corporate communications at Integrated Electrical Services, a electrical services company, and manager of investor relations and public affairs for Sterling Chemicals, a manufacturer of commodity chemicals. Mr. Noonan is a member of the National Investor Relations Institute (NIRI) and is past president of the award-winning NIRI Houston chapter. He received a Master of Business Administration degree from Athabasca University in Alberta, Canada and a Bachelor of Arts degree in Business Administration and Economics from Simon Fraser University in British Columbia, Canada.

        Mr.  Screaton, 49, obtained a degree in B. Commerce (Honours) in 1979 from Queen’s University and has his Chartered Accountant certification from the Institutes of Chartered Accountants of Ontario and Alberta. Mr. Screaton was Vice President, Finance and Chief Financial Officer of Sentra Resources Corporation from 2003 until September 2004, at which time Sentra was sold to Blue Mountain Energy Ltd. Sentra was a public company that traded on the Toronto Stock Exchange. In 2003, he acted as financial advisor and CFO for two start-up companies in the energy sector. From 1996 to 2003, he was Vice President, Finance, Corporate Secretary and a director of Harvard International Resources Ltd., a private oil and gas company. From 1991 to 1996, he was the Controller at Numac Energy Inc. a public company with operations in Canada and Africa, and prior thererto had gained extensive financial and accounting experience at Amerada Hess Canada Ltd., Esso Resources Canada Limited and Ernst & Young Chartered Accountants. Mr. Screaton is on the Board of Directors of the Small Explorers & Producers Association of Canada (SEPAC) and serves as Co-Chairman of both the Finance Committee and the Securities Compliance Committee.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC.
(Registrant)

Dated: September 2, 2005	By: /s/ Daniel F. Meyer
Daniel F. Meyer President, Secretary and Treasurer

Dated: September 2, 2005	By: /s/ Donald C. Cameron
Donald C. Cameron Chief Executive Officer